UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 12, 2008

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 12, 2008, Denny's Corporation (the "Company") announced that the Company has redesigned its organizational structure to support its ongoing transition to a franchise-focused business model. The new organizational structure increases brand and franchisee support, but also allows for consolidation of certain departments and job functions resulting in the near-term elimination of approximately 50 positions.  As a result of these staff reductions, the Company expects to incur a restructuring charge attributable to severance and other expense of approximately $5 million in the second quarter of 2008, which will be paid out over the next 12 months. Additionally, the Company expects to realize annualized savings of approximately $6 to $8 million in core general and administrative expense (which excludes share-based compensation and annual incentive compensation). This expense reduction will phase in during the second half of 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the changes to the organizational structure, as further described in the press release attached as Exhibit 99.1, an understanding has been reached with Rhonda J. Parish, Executive Vice President, Chief Legal Officer and Secretary of Denny’s Corporation, pursuant to which it was agreed that her employment with the Company would terminate on or about June 30, 2008.  In addition, an understanding has also been reached with Samuel M. Wilensky, Senior Vice President, Sales and Franchise Operations of Denny’s Corporation, pursuant to which it was agreed that his employment with the Company would terminate on or about September 1, 2008.

Upon her termination, Ms. Parish will be paid the severance benefits provided under her agreement with the Company dated February 9, 2000, the form of which is set forth as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2000.

Upon his termination, Mr. Wilensky will be paid severance benefits pursuant to the Company’s Executive Severance Pay Plan, set forth as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - Press release issued by Denny's Corporation on June 12, 2008 *

* A copy of the press release relating to the reorganization described above in Item 2.05 is attached to this report and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: June 16, 2008	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Growth Initiatives,
Chief Administrative Officer,
Chief Financial Officer